                                                                   EXHIBIT 10.76

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                                    PREAMBLE

This Maxtor Standard Volume Purchase Agreement ("Agreement"), effective as of January 1, 2002 ("Effective Date") is made by and between Maxtor Corporation, a Delaware corporation, having principal places of business at 510 Cottonwood Drive, Milpitas, California 95035 U.S.A. and 2452 Clover Basin Drive, Longmont, Colorado 80503 U.S.A.("Maxtor"), and Agere Systems Inc., a Delaware company, having a place of business at 2 Oak Way, Berkeley Heights, New Jersey 07922 ("Ageret USA") and Agere Systems Singapore Pte. Ltd. d/b/a Agere Systems Asia Pacific, a Singapore corporation, having a place of business at 77 Science Park Drive, #03-18 Cintech III, Singapore 118256 ("Agere Singapore"), (both Agere entities are referred to herein as "Seller").

                                    RECITALS

Whereas, Seller is in the business of designing, manufacturing and selling integrated circuits, both custom and standard, ("Product") for hard disk drives and wishes to sell such Product to manufacturers of disk drives such as Maxtor;

Whereas, "Maxtor" shall include Maxtor Peripherals (S) Pte Ltd, having a place of business at No 2 Ang Mo Kio Street 63, Ang Mo Kio Industrial Park 3, Singapore 569111;

Whereas, Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from Seller meeting the specifications furnished by Agere in the case of standard products and meeting the specifications agreed to in writing in the case of custom products (the
         "Specifications") and operating in Maxtor's application
         ("Application");

Whereas, Maxtor may place orders for Product either on Agere USA or Agere
         Singapore;

Whereas, Seller shall manufacture and deliver to Maxtor, its agents, and/or its subsidiaries, Product as set forth in this Agreement, including its Terms and Conditions;

Whereas, the parties recognize that the disk drive market is very demanding of quality, timeliness, and price, and that the essence of the relationship between Maxtor and Seller is flexibility; timely delivery of necessary quantities of qualified, high-yield Products; and low costs;

Whereas, if problems should be encountered with respect to any aspect of this Agreement or if the parties should encounter any problems not covered by this Agreement, Maxtor and Seller shall discuss them in a cooperative and sincere spirit and attempt to arrive at a mutually acceptable solution; and

Whereas, this Agreement commences on the Effective Date and terminates on December 31, 2004, ("Termination Date") unless terminated earlier;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, AND IN CONSIDERATION OF THE ABOVE PREMISES AND THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

                       MAXTOR/AGERE SYSTEMS CONFIDENTIAL

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                   MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                              TERMS AND CONDITIONS

                              ARTICLE I -- PRODUCTS

1.1      PRODUCT.

1.1.1 Purchase and Supply. Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from Seller meeting the Specifications. Products shall be manufactured by Seller according to the functional, technical and other specifications in the data sheet furnished by Seller, in the case of standard products and those agreed upon by the parties in writing for each custom integrated circuit ("ASIC Product"). As used herein "Product" refers to both standard Products and ASIC Products unless the context suggests otherwise. Seller wishes to supply such Product to Maxtor on such conditions and on the terms and conditions of this Agreement. Therefore, subject to the terms and conditions of this Agreement, Maxtor will purchase and Seller will supply Product as provided herein for the term of this Agreement. Maxtor's obligation to purchase Product from Seller is contingent upon Seller's Product meeting Maxtor's Application requirements, time to market requirements, Product Specifications and functional requirements, price requirements, and the other terms and conditions of this Agreement. Nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, except as expressly provided in any Order (as defined below) issued by Maxtor or as expressly set forth in quotations accepted by Maxtor covering ASIC Products (See
Section 1.1.6). This Agreement is not a requirements contract. Any Product purchased from Seller is covered under this Agreement whether or not the Order expressly references this Agreement.

1.1.2 Specification. Specifications for standard Products will be furnished to Maxtor. Specifications for custom integrated circuits or ASIC Products shall be mutually agreed to in writing.

1.1.3 Packing. Unless otherwise specified in this Agreement or an Order, all Products are to be packed and identified in accordance with customary industry practice. Packages shall be constructed for handling with a mechanical device. A complete packing list specifying Maxtor's applicable purchase order number, quantity of Products shipped, and part number shall be enclosed with all shipments under this Agreement. Seller shall mark each container with necessary lifting, loading and shipping information, including the applicable purchase order number, date of shipment, and name and address of Seller and Maxtor.

1.1.4 Freedom of Action. Nothing in this Agreement shall prevent either party from engaging in similar business with other persons, including, without limit, competitors of the other party, provided that the confidentiality terms of this Agreement are not breached. Nothing in this Agreement shall prevent Seller from selling Products or the same or substantially similar goods or materials to other customers, provided that the confidentiality and intellectual property rights terms of this Agreement are not breached.

1.1.5 Sole Source. Nothing in this Agreement will prevent Maxtor from procuring Products or the same or substantially similar goods or materials from other sources than Seller or from providing the same itself, provided that the confidentiality and intellectual property rights terms of this Agreement are not breached.

1.1.6 Design and Development Terms for ASIC Product. From time to time Maxtor may enter into design and development agreements with Seller for ASIC Products. Any such development effort will be the subject of quotations provided by Seller covering the specific terms of such design and development ("Quotation"). The Quotation and the terms contained in Exhibit A apply with respect to any such design and development, in addition to the general terms and conditions contained herein. In the event of any conflict between the general terms of this Agreement and Exhibit A, concerning ASIC Products, Exhibit A prevails (but for all standard Products the general terms and conditions of this Agreement prevails). In the event of any such conflict with the Quotation and this Agreement or Exhibit A, the Quotation prevails. Notwithstanding the foregoing, any separate development agreements entered into between the parties prior to the date of this agreement (e.g. development agreements between Agere (or Lucent Technologies) and Quantum) will continue to govern the particular Products to which they relate, except that any terms and conditions of production will be superseded by the terms contained herein.

1.2 WARRANTY. Each of Seller's warranties made hereunder is materially relied upon by Maxtor in entering into this Agreement or any Order.

1.2.1 Authority Warranty. Each party represents and warrants that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations under this Agreement has been taken. Further, each party represents and warrants that neither the execution of this Agreement nor any performance of this Agreement shall conflict with or be prohibited by any interest, agreement, obligation, contract, order, law, regulation, or duty, oral or written, to which it is a party or by which it is bound.

MAXTOR/AGERE CONFIDENTIAL

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                   MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

1.2.2 Product Warranty. Seller warrants the product as a production item ("Item"), but not related services or prototypes of any such Items, to be free from defects in material and workmanship and to be in conformance with the written specification, if any, and referenced in an order accepted by Seller. If any defect in material or workmanship or failure to conform to such specification ("Defect") is suspected in any such Items, Maxtor, after obtaining a Returned Material Authorization number from Seller, shall ship suspected defective samples of the Items to Seller, following Seller's instructions regarding the return. No product will be accepted for replacement, credit or refund without the written authorization of and in accordance with Seller's instructions. Seller shall analyze the failures, making use, when appropriate, of technical information provided by Maxtor relating to the circumstances surrounding the failures. Seller will verify whether any Defect appears in the Items. If Seller determines that the returned products are not defective, Maxtor shall pay Seller all costs of handling, inspection, repairs and transportation at Seller's then prevailing rates. Seller shall, at Seller's s option, taking Maxtor's request into reasonable account, either credit or refund the purchase price, or replace the defective product without charge with the same or equivalent product provided: (i) Maxtor notifies Seller in writing of the claimed Defect within thirty (30) days after Maxtor knows or reasonably should know of the claimed Defect, (ii) Seller's examination of the Items discloses that the claimed Defect actually exists and (iii) in the case of any product other than packaged monolithic integrated circuits, the defect appears within twelve (12) months from the date of shipment of the product. In the event of a replacement, Seller shall ship the replacing Items FOB point of origin, freight prepaid to Maxtor's destination. Any replaced Item shall become Seller's property. The method of disposition of any replaced Items will be as mutually agreed by both parties in writing. In no event shall Seller be responsible for deinstallation or reinstallation of any Item or for the expenses thereof. Replacements covered by the above warranty are warranted to be free from defects as set forth above. Inspection and acceptance of Items by Maxtor and/or payment therefor shall not relieve Seller of responsibilities hereunder.

The above warranty does not apply to, and Seller makes no warranties with respect to products that: are software programs, experimental products or prototypes (all of which are provided "AS IS") or to Items which have been subjected to misuse, neglect, accident or abuse or operating or environmental conditions that deviate from the parameters established in applicable specifications; or have been improperly installed, stored, maintained, repaired or altered by anyone other than Seller; or have had their serial numbers or month and year of manufacture or shipment removed, defected or altered. This warranty does not extend to any system into which a product is incorporated. NO OTHER WARRANTY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS GIVEN WITH RESPECT TO SUCH SERVICE OR ANY OTHER SERVICE PROVIDED BY SELLER UNDER THIS AGREEMENT. This warranty applies only to Maxtor and may not be assigned or extended by Maxtor to any of its customers or other users of the Items. Seller will not accept any returns from Maxtor's customers or users of Maxtor's products.

EXCEPT AS STATED IN THE SECTION ENTITLED WARRANTY, SELLER, ITS SUBSIDIARIES AND AFFILIATES, SUBCONTRACTORS AND SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MAXTOR'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPLACE OR CREDIT OR REFUND AS SET FORTH ABOVE.

1.3      REMEDIES.

A. For purposes of the exclusive remedies and limitations of liability set forth in this section, Seller shall be deemed to include Agere Systems Inc., its subsidiaries and affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of each of them; and "damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred.

B. Seller's entire liability and Maxtor's exclusive remedies against Seller for any damages caused by any product defect or failure, or arising from the performance or non-performance of any work, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise shall be:

         1. For infringement, the remedies set forth in the section entitled intellectual property indemnity;

         2. For failure of product or work performed, the remedies stated in the section entitled Product Warranty;

         3. For failure to deliver or for delays in delivery of production quantities, Seller shall have no liability unless the delivery is delayed by more than fifteen(15) days by causes not attributable either to Maxtor or to conditions beyond Seller's reasonable control, in which case Maxtor shall have the right, as its sole remedy, to cancel the order without incurring cancellation charges;

         4. For bodily injury or death to any person proximately caused by Seller, Maxtor's right to proven direct damages; and

         5. For claims other than set forth above, seller's liability shall be limited to direct damages that are

MAXTOR/AGERE CONFIDENTIAL

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                   MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

proven, in an amount not to exceed $100,000.

C. Notwithstanding any other provision of this agreement, Seller shall not be liable for incidental, indirect, special, exemplary or consequential damages or for lost profits, savings or revenues of any kind, whether or not seller has been advised of the possibility of such damages; provided, however, this limitation shall not apply to a breach of the confidentiality obligations of this Agreement if such breach is the result of intentional misconduct or gross negligence. This provision shall survive failure of an exclusive remedy.

1.4      PRICES; DELIVERY; TAXES.

1.4.1 Prices. The purchase price for Product will be set forth in price quotations provided by Seller to Maxtor from time to time during the term of this Agreement.

1.4.2 Title, Delivery and Risk of Loss. Unless otherwise agreed to by the parties in writing, and provided that Seller's designated carrier is used, Seller will pay for freight to Maxtor's destination indicated on Order. Title (except as provided in Section 3.3, "Rights In Intellectual Property" or in Exhibit D for Consigned Product) and risk of loss or damage to the product shall pass to Maxtor at the time Seller delivers possession of the product to the carrier. Use of a carrier other than Seller's designated carrier shall be at additional cost to Maxtor, except if such other carrier is used because an Order is late.

1.4.3 Taxes. Maxtor shall pay all duties and taxes including sales, use, property, excise, value added and gross receipts levied on this Agreement or the Products. Seller shall not collect an otherwise applicable tax if Maxtor's purchase is exempt from Seller's collection of such tax and a valid tax exemption certificate is furnished by Maxtor to Seller.



                            ARTICLE II -- PROCEDURES

2.1      QUALIFICATION.

2.1.1 Qualification. The respective obligations of the parties pursuant to this Agreement shall be subject to the successful qualification of Seller's Product and its manufacturing process in Maxtor's Application, provided, however, that this will not relieve Maxtor of its obligations respecting any firm orders placed by Maxtor prior to such qualification provided the Product meets the Specifications. Maxtor and Seller shall cooperate to set up the necessary processes and procedures to accomplish and facilitate such qualification. Except for firm orders placed by Maxtor prior to qualification, Seller's Product must complete qualification by Maxtor in order to be tendered under this Agreement, and must consistently perform according to the qualified standard. After Maxtor's approval or acceptance of the initial qualification prototypes of the Products, any changes in the Product design, material or any processes used in producing the Product shall be subject to change notification in accordance with Exhibit B. Maxtor will use its reasonable commercial efforts to qualify and utilize Seller's Product in new or additional Applications.

2.1.2 Changes. Seller shall promptly notify Maxtor in writing of any change in Product design, material, production process or in plant location in accordance with Seller's change notification policy outlined on Exhibit B in order to allow Maxtor to requalify the Product, before any Product is manufactured by the new design, material, process or in the new location and sold to Maxtor. Any Product delivered to Maxtor after such change and without change notification in accordance with Exhibit B may be rejected by Maxtor for a full refund. Notwithstanding the foregoing, in no event will Seller make any circuit design changes to an ASIC Product without Maxtor's written consent.

2.2      Number Not Used

2.3 FORECASTS. Maxtor shall forecast its requirements for Products to Seller, as provided below, on a non-binding basis, and Seller shall use its reasonable commercial efforts to maintain the ability to supply Maxtor's requirements from Seller. Notwithstanding the above, nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, except as expressly provided in any Order issued by Maxtor.

MAXTOR/AGERE CONFIDENTIAL


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                   MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                            ARTICLE II -- PROCEDURES

2.3.1 Forecasts. During the term of this Agreement, Maxtor shall provide Seller, on a monthly basis, with a nine (9) month rolling forecast setting forth its estimated requirements and shall provide Orders based on its requirements for the first three (3) months of the forecast. Orders will be placed ninety
(90) days in advance of the date as of which the Products are to be delivered. Seller shall be required to accept any Order consistent with the forecast and the terms contained herein. Maxtor may request a shorter lead time and Seller shall use its reasonable commercial efforts to meet such date. Maxtor's forecast is provided solely for Seller's convenience and for its planning purposes; no forecast shall be construed as an authorization by Maxtor to order any materials for, or to allocate any labor or equipment for the manufacture of the Product nor impose on Seller any obligation to supply additional Product. Maxtor will not be responsible for any of Seller's cost or expense for materials, Product, labor, or other commitments or expenses, other than as authorized in Orders or as otherwise expressly provided herein.

2.3.2    Flexible Delivery; Upside capability

a. The parties acknowledge that the Flexible Delivery Agreement dated October 30, 2000 between Maxtor and Lucent Technologies Microelectronics Pte. Ltd. and assigned to Agere Singapore effective as of February 1, 2001, is hereby terminated and replaced in its entirety with the Flexible Delivery provisions set forth on Exhibit D, attached hereto and made a part hereof.

b. Seller agrees to accept Orders outside the forecast and ordering cycle ("Upside Quantities") as follows:
The Upside Quantities will depend upon the requested delivery time of Maxtor from the time the order for Upside Quantities is placed (RDT) and the applicable percentage applied to the quantity of Product ordered by Maxtor for the then current quarter ('CQ").

RDT                         Upside Quantity
* weeks                         * of CQ
* weeks                         * of CQ
* weeks                         * of CQ

2.4      ORDERS.

2.4.1 Orders. All purchases and sales shall be initiated by Maxtor's issuance of written purchase orders sent via airmail, facsimile or courier ("Order"). Such Orders shall reference this Agreement and state the unit quantities, unit descriptions, price, requested delivery dates and shipment instructions. Such stated items included in an Order shall be consistent with the terms and conditions contained herein. The acceptance or rejection by Seller of an Order shall be indicated by written acknowledgment within five (5) work days. By shipping the Products, or by confirming or accepting an Order, or by performing the work described in an Order Seller agrees to the Order and to the terms and conditions of this Agreement. All Orders meeting the terms and conditions of this Agreement shall be accepted by Seller. Nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, except as expressly provided in any Order issued by Maxtor.

2.4.2 Objections. Each Order is placed subject to the terms and conditions of this Agreement. Accordingly, if Seller objects to any of the terms of an Order, Seller must notify Maxtor in writing stating the specific terms objected to, the reasons for the objection and the wording proposed to be substituted before Seller's acceptance of such Order. Under no circumstances will Seller's objection notice itself constitute a modification of the terms of an Order. No modification of this Agreement will be effective unless made in writing signed by both parties, which expressly intends to modify this Agreement. The preprinted terms and conditions of purchase orders, acceptances, confirmations and similar business documents shall have no effect as amendments of, objections to, or modifications of this Agreement. Any different or additional terms in Orders or Seller's acceptance of this Agreement will be construed as proposals for additions to this Agreement and will not be binding unless agreed to in writing by both parties.

2.4.3 Precedences. Any terms and conditions added or referenced by either party in any purchase order, confirmation, acceptance or any similar document purporting to modify the terms and conditions contained in this Agreement, shall be disregarded unless expressly agreed upon in writing signed by the parties, which expressly amends this Agreement. The preprinted terms and conditions of purchase orders, acceptances, confirmations and similar business documents shall have no effect as amendments of, objections to, or modifications of this Agreement.

2.4.4 End of Life. In the event that Seller determines that a Product is at end of life, Seller shall give Maxtor at least three (3) months advanced notice of such projected end of life. Such notice shall include the planned last purchase order date and the planned last shipment date for the end of life


* Indicates portions redacted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.


MAXTOR/AGERE CONFIDENTIAL

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                   MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

Product. Notwithstanding the foregoing, during the term of this Agreement, Seller agrees that for Maxtor sole sourced Product, Seller will supply such Products through the life of the Maxtor HDD program or programs that use this Product or either provide a mutually agreeable alternative part that is compatible with the part that is being phased out or give Maxtor at least twelve months advanced notice of such projected end of life.

2.4.5 End of Term. In the event of the expiration or termination of this Agreement, any Orders placed before such expiration or termination shall be completed according to the terms of this Agreement.

2.5 INSPECTION. Maxtor and Seller shall cooperate to inspect Products, and nothing in this section shall limit Maxtor's other rights and remedies.

2.5.1 Inspection by Maxtor. Maxtor may test each lot or Order of Product to ensure that the Products meet the Specifications and acceptance criteria as may be established by mutual agreement, and Seller shall not ship any Products that do not Conform. Any inspection and testing by Maxtor will be performed at Maxtor's facility. However, Seller will permit Maxtor the right to audit its facilities and inspect Product (including raw materials, components, subassemblies and end products) before, during and after manufacture, once a year or more frequently in writing if agreed to by Seller or in the event that there has been a lot rejection under Section 2.5.3. Where applicable, Maxtor may, at its option, inspect all Products or inspect a statistical sample selected from each lot, and Product, lots or Orders may be inspected more than once.

2.5.2 Inspection by Seller. Seller will ensure that all Product are tested to assure that Products meet the applicable Specifications.. Seller will provide only those Product conforming to the Specifications, unless Seller has obtained prior written approval from Maxtor for any deviation from such Specifications. Seller further agrees to maintain adequate authenticated inspection test documents that relate to work performed under this Agreement. Such records shall be retained by Seller for a period of three (3) years after completion of this Agreement and made available to Maxtor upon request. Seller agrees to supply Maxtor with inspection and test reports, certifications or any other inspection and test documents as may be reasonably requested.

2.5.3 In Case of Failure of Inspection. If the above inspection or testing detects Products which nonconform to the Specifications or the requirements of this Agreement, Maxtor and Seller will closely cooperate to identify and find a way to correct the causes of the problem(s). Maxtor may refuse to accept Product which do not conform. Maxtor may reject entire lots or Orders if lot acceptance criteria mutually agreed to by the parties are not fulfilled; provided that any canceled portion of an Order shall nevertheless be counted as purchased for purposes of determining Maxtor's right to any quantity discounts. The rejected Product may, at Maxtor's discretion, be returned to Seller at Seller's expense. Maxtor may immediately stop future shipments of Product until the cause(s) for non-conformity, as mutually determined by parties, has been corrected. Maxtor will use its reasonable commercial efforts to assist Seller in identifying the cause(s) for rejection.

2.6      SHIPPING.

2.6.2 Timeliness. Seller shall use its diligent efforts to meet a one hundred percent (100%) on-time delivery commitment. If Seller's performance falls below one hundred percent (100%) on-time deliveries, then Seller shall implement a corrective action plan acceptable to Maxtor which brings the deliveries back to one hundred percent (100%) on-time. If Seller is unable to deliver any Product on schedule, Seller shall promptly notify Maxtor giving a new delivery date, and Maxtor may:

         (i.)     accept the new delivery date; or

         (ii.)    reschedule the delivery by means of a Change Order; or

         (iii.)   if the delay is in excess of fifteen days, cancel the delayed portion of the Order without liability; provided that any canceled portion of an Order shall nevertheless be counted as purchased for purposes of determining Maxtor's right to any quantity discounts.

         At Maxtor's request, Seller will provide Maxtor with daily notification of shipping delays or of the progress of delayed Products in transit. Such notification will include action plans to for recovery or expediting of the affected Product. Seller shall provide Maxtor notice of the departure of any shipment of Product from Seller's site.

2.7      DELIVERY.

2.7.1 Delivery Document. Either invoice or delivery order may be used when making deliveries. Each set must contain three (3) copies. Each copy must show this Agreement number, item number and description of Products, purchase order number, and quantity of Products shipped. Bills of Lading shall be mailed in triplicate to the destination address shown on the face of the Order, or to the consignee of the Order on the day shipment is made. All documents accompanying the Products shall reference the purchase order number and; if not, Maxtor shall have the right to reject delivery and return the Products at Seller's expense.


MAXTOR/AGERE CONFIDENTIAL

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                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT


2.7.2 Delivery Early or Late. If Seller's deliveries fail to meet schedule, Maxtor, without limiting its other rights and remedies, may:

         (i.)     In the case of late Products:

                  (a.)     direct expedited routing, and any excess costs for
such expedited routing shall be paid by Seller; or

                  (b.)     cancel the delayed portion as permitted under Section
2.6.2;

         (ii.)    In the case of early Products

                  (a.)     return the Products at Seller's expense for proper
delivery; or

                  (b.)     accept the Products, but Maxtor may charge Seller
with storage expenses incurred because of the advance delivery.

2.8 ACCEPTANCE. If, after ninety (90) days from the date of receipt by Maxtor, Maxtor has not rejected the Product, it will be deemed to have been accepted by Maxtor. Maxtor also may accept the Product by written notice. The act of inspection or payment by Maxtor for the Product will not be construed as Maxtor's acceptance of any Product. Acceptance of any Product shall not affect the Product warranty or any related remedy.

2.9 RETURNS. Permitted returns of product to Seller are at Seller's expense for packing and shipping. Return shipments are FCA Maxtor, and title and risk of loss pass to Seller upon delivery to the return FCA. Point. If Seller requests, Maxtor will apply Seller's Return Materials Authorization (RMA) or similar number to the returned Products and/or related documentation, provided, however, that Seller must supply such RMA number to Maxtor on a timely basis.

2.10 EPIDEMIC FAILURE. In the event that the Products supplied by Seller to Maxtor should develop any Epidemic Failure, the parties will meet in order to work out technical methods to remedy the problem. Product will undergo failure mode analysis (FMA) by Seller pursuant to the terms of the Warranty provisions to determine whether the Product is in fact defective and the cause of the Epidemic Failure. In such event, shipment of undelivered Orders of Products which are the subject of the Epidemic Failure and FMA will be postponed, at Maxtor's request, until FMA has been performed and the cause of the epidemic has been corrected if the Product is found to be defective. In case upon the expiration of forty-five (45) days from the date of Maxtor's notice regarding the Epidemic Failure and FMA has determined that the Product is defective and Seller has not yet remedied the same, then Maxtor shall be entitled to cancel pending Orders without any liability for such cancellation and return any defective Products under the Warranty provision. As used herein, "Epidemic Failure" means over one half of one percent (.5%) of the Product shall be non-conforming to Specifications over a period of thirty (30) days.

2.11 INVOICING. Seller will issue the invoices for the Products and will date them with a date equal or subsequent to shipment date. Invoices shall reference purchase order number, item number and description of Products, unit price of Products, and total amounts due.

2.12     PAYMENT.

2.12.1 Terms Except as otherwise provided in Exhibit D, invoices shall be due and payable within forty five (45) days after the date of invoice, with a fifteen day grace period for actual receipt of payment. Maxtor's payment advice shall reference Seller's invoice number(s) and date(s).

2.12.2 Currency. Unless expressly provided to the contrary, all amounts stated in this Agreement and all sums payable under this Agreement shall be denominated in United States Dollars and all payments made under this Agreement shall be made by wire transfer, cashier's check, or other ready funds in United States Dollars to payee's account at payee's designated United States bank.

2.12.3 Disputes. Maxtor shall have forty five (45) days after the invoice date to contest in good faith the amounts and items charged. Amounts subject to good faith contest are not due and payable until thirty (30) days after the dispute is resolved.

2.12.4 Bills. Seller's bills shall list all open invoices, invoice dates, and amounts unpaid; payments received, and credits issued.

2.12.5 Payment Applications. Payments shall be applied to open invoices according to Maxtor's payment advice, but, in the event the payment advice does not specify invoices, then payments shall be applied to oldest items first.

2.12.6 Credits. Credits or credit memos shall be paid immediately to Maxtor, unless Maxtor directs in writing that the amounts are to be applied as offsets to any open invoices.





MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

2.13     ORDER CHANGES.

2.13.1 Rescheduling Of Orders Maxtor may reschedule an Order pursuant to the following schedule:

Days.....Time between date of reschedule request and current factory promise date.

DAYS                 RESCHEDULE
----                 ----------
* days               No rescheduling and no
                     cancellations. (Destination
                     changes permitted except within
                     48 hours of shipping)

*                    One time purchase order
                     reschedule for delivery
                     through end of the next quarter
                     with no further
                     reschedule or cancellation.

*                    Reschedules and
                     cancellations without
                     limits.

2.13.2 Cancellation Of Orders Should Maxtor cancel any Order which has been acknowledged and a shipping date assigned, either in whole or in part, such cancellation shall be upon terms and conditions that will compensate Seller for any loss or damage resulting from such cancellation. No cancellation will be permitted if a reschedule has been previously negotiated at Maxtor's request, unless the delivery date that was rescheduled was outside lead-time.

Compensation by Maxtor for production quantities of the Product shall be according to the following schedule:

Days.....Time between date of cancellation and current factory promise date.

Liability.....Liability is the percentage of aggregate purchase price of the canceled portion of the Order.

Standard Products:

DAYS                    PERCENT OF LIABILITY
----                    --------------------
* days                  *
* days to Leadtime      * for portion consisting of
                          Finished Goods
                          for portion in Die Bank
                          for fab WIP portion
*                       *

ASIC Product:

DAYS                    PERCENT OF LIABILITY
----                    --------------------
* days                  *
* days to Leadtime      * for portion consisting of
                          Finished Goods
                          for portion in wafer or die
                          form (i.e. portion already through
                          fabrication)
                          Remaining liability for WIP
                          will be negotiated
*                       *

2.14     Number not Used

2.15 SHORTAGES. In the event of a shortage of capacity or material that will affect the supply of the Product, Seller may allocate in a fair and reasonable manner, taking into account Seller's contractual commitments, its available production output among itself and its other customers under contract. Seller shall provide Maxtor with as much notice as possible if it anticipates or has reason to believe that Seller's output of the Product will not be sufficient to meet all of Maxtor's requirements for any period based on the forecast furnished by Maxtor.


* Indicates portions redacted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.


MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                      ARTICLE III -- INTELLECTUAL PROPERTY

3.1      CONFIDENTIALITY.

3.1.1 Confidential Information. "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduce to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. In addition, all technical and confidential information marked in a manner to indicate its confidential nature exchanged prior to the date of this Agreement shall be Confidential Information. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth in this Agreement or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third person except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth in this Agreement. Without limiting the above, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than due care. The party disclosing an item of Confidential Information shall be the Discloser ("Discloser"), and the party receiving an item of Confidential Information shall be the Receiver ("Receiver"). Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

         (i.)     was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Receiver;

         (ii.)    was known to Receiver at the time of disclosure;

         (iii.)   is disclosed with the prior written approval of Discloser;

         (iv.)    was independently developed by Receiver without any use of the
Confidential Information and by employees or other agents of Receiver who have not been exposed to the Confidential Information;

         (v.)     becomes known to Receiver from a source other than the
Discloser without breach of this Agreement by Receiver and otherwise not in violation of the Discloser's rights; or

         (vi.)    is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided that Receiver shall provide prompt, advanced notice to Discloser.

3.1.2 Employee Agreements. Each party shall obtain the execution of non-disclosure agreements with its employees, agents and consultants having access to Confidential Information of the other party, and shall diligently enforce such agreements, or shall be responsible for the actions of such employees, agents, and consultants in this respect.

3.1.3 Use of Confidential Information. At all times, and notwithstanding any termination, expiration, or cancellation under this Agreement, Receiver will use the Confidential Information for no purpose other than pursuing the transactions and relationship contemplated by this Agreement.

3.1.4 Return of Materials. Upon termination, cancellation or expiration of this Agreement, or upon written request of the other party, each party shall promptly return to the other all documents or other tangible materials representing the other's Confidential Information, including all whole or partial copies.

3.1.5    Term of Nondisclosure Obligation.

         Notwithstanding the term of this Agreement, the obligations of Seller and Maxtor under this Agreement with respect to any Confidential Information shall continue for a period of three (3) years after the Termination Date.

3.1.6 Injunctive Relief. If either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information under this Agreement, it being recognized that the damages flowing from such breach are difficult to ascertain and liquidate, the other party shall be entitled to seek equitable relief to protect its interest in such Confidential Information, including but not limited to injunctive relief, as well as all other rights and remedies.


MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

3.1.7    Export Controls. Recipient agrees that it will not knowingly

         (i.)     export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration regulations) received under this Agreement to,

         (ii.)    disclose such technical data for use in, or

         (iii.)   export or re-export, directly or indirectly, as any direct product of such technical data to, any destination to which such export or re-export is restricted or prohibited by U.S. law, without obtaining prior authorization from the U.S. Department of Commerce.

3.1.8 Items Declared Confidential. This Agreement, its terms and conditions, Maxtor's specifications, and all Orders are Confidential Information.

3.2 PUBLICITY. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity or press release regarding this Agreement, without the prior written consent of the other party. Nothing in this Agreement shall limit a party from making such disclosures as are required by law or court order, provided notice of such disclosures is given to the other party.

3.3 INTELLECTUAL PROPERTY RIGHTS. Seller exclusively shall own all right, title and interest in and to any inventions, discoveries, improvements, methods, ideas, computer and other apparatus programs and related documentation, other works of authorship fixed in any tangible medium of expression, mask works or other forms of intellectual property, whether or not patentable, copyrightable or subject to mask work rights or other forms of protection, which are made, created, developed, written, conceived or first reduced to practice by Seller solely, jointly or on its behalf, in the course of, arising out of or as a result of work done under this Agreement. Seller hereby grants to Maxtor a nonexclusive, worldwide license to Seller intellectual property to use, sell and distribute the Product purchased from Seller; provided, however, that such license shall not include any license with respect to the combination of the Product with any other product, even if such other product has been purchased from Seller, nor any license to any method or process, even if such method or process is the inherent use of the Product.

No title or other ownership rights in any licensed products or any copies thereof shall pass to Maxtor under this Agreement or any performance hereunder.

Maxtor agrees that it will not alter any notices on, prepare derivative works based on, or reproduce, reverse engineer, disassemble or decompile any software embodied in licensed products or recorded in the purchased products furnished under this Agreement.

Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel or otherwise, any license on the patents, patent applications, copyrights or proprietary information arising out of any other inventions of either party.

3.4 PROPERTY. Title to all property not otherwise specifically addressed in this Agreement owned by one party ("Furnisher") and furnished to the other party ("Recipient"), shall remain with the Furnisher. Any such property owned by Furnisher and in Recipient's possession or control shall be used only in the performance of this Agreement unless otherwise authorized in writing by the Furnisher. Recipient shall keep adequate records of such property and such records shall be made available to Furnisher upon request, and shall store, protect, preserve, repair, and maintain such property in accordance with sound commercial practice, all at Recipient's expense. Unless otherwise agreed to by Furnisher, Recipient shall insure Furnisher's interest in such material against loss or damage by reason of fire (including extended coverage), flood, accident, theft, riot or civil commotion. In the event that Furnisher's property becomes lost or damaged to any extent while in Recipient's possession, Recipient agrees to indemnify Furnisher or replace such property at Recipient's expense, in accordance with Furnisher's request. At the expiration or termination of this Agreement, Recipient shall request disposition instructions for all such property, whether in original form or otherwise. Recipient agrees to make such property available as directed by Furnisher, including preparation, packaging, and shipping. Preparation for shipment shall be at Furnisher's expense and shipment shall be FOB Recipient.

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                            ARTICLE IV -- LIABILITIES

4.1 GENERAL INDEMNITY. Seller shall, in the performance of work or services under this Agreement, fully comply with all applicable national, state, and local laws, rules, regulations, and ordinances and shall indemnify and hold harmless Maxtor from and against any loss, claim, damage, liability, expense, or cost (including without limitation attorney's fees and court costs) resulting from failure of such compliance.

4.2      INTELLECTUAL PROPERTY INDEMNITY.

         Seller will: (i) defend or settle, at its option and expense, any claim against Maxtor alleging that any Product furnished under this Agreement directly infringes any patent, copyright or trademark; (ii) reimburse Maxtor for any costs incurred at Seller's written request relating to such claim; and (iii) pay damages and costs assessed by final judgment against Maxtor and attributable to such claim.

In addition, Seller will have the right, at any time and at its option and expense to: (i) procure for Maxtor the right to continue using such Product;
(ii) replace or modify any such Product provided or to be provided to be free of the infringement; or (iii) require return of such Product and refund the purchase price.

Seller's obligations hereunder are conditioned upon: (i) Maxtor giving Seller written notice within thirty (30) days of any such claim; (ii) Seller having complete control of the defense and settlement thereof; (iii) Maxtor cooperating fully with Seller to facilitate the defense or settlement of such claim; and
(iv) Maxtor's full compliance with this Agreement.

Notwithstanding the foregoing, Seller shall have no obligation to defend or settle any claim, and Maxtor shall indemnify and save harmless Seller and its suppliers and affiliated companies from all costs, expenses, liabilities and claims, for any such claim: (i) arising from Seller's compliance with Maxtor's specifications, designs or instructions; or (ii) relating to any Product furnished hereunder in combination with item(s), whether or not furnished by Seller, even if such combination results from the Product's necessary or inherent use or the use for which the Product is purchased.

The sale of any Product by Seller shall not in any way confer upon Maxtor, or upon anyone claiming under Maxtor, any license (expressly, by implication, by estoppel or otherwise) under any patent claim of Seller or others covering or relating to any combination, machine or process in which such product is or might be used, or to any process or method of making such product.

THE FOREGOING STATES THE SOLE AND EXCLUSIVE REMEDY AND OBLIGATION OF THE PARTIES HERETO FOR INFRINGEMENT OR OTHER VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS ARISING OUT OF THIS AGREEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN REGARD THERETO.

4.3 STRICT LIABILITY. Each party will indemnify the other against and hold it harmless from any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) to the extent it arises out of or in connection with, in whole or in part, any negligence or willful act or omission of it or its employees or agents including but not limited to any such act or omission that contributes to:

         (i.)     any bodily injury, sickness, disease or death; or

         (ii.)    any injury or destruction to tangible or intangible property of the other or any related loss of use.

4.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY AGREEMENT, UNDERTAKING, OR PERFORMANCE THAT MAY BE PROMISED, PERFORMED, OR EXECUTED TO IMPLEMENT THIS AGREEMENT, PROVIDED, HOWEVER, THIS LIMITATION SHALL NOT APPLY TO A BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF THIS AGREEMENT IF SUCH BREACH IS THE RESULT OF INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE.

MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                         ARTICLE V -- DISPUTE RESOLUTION

5.1 ESCALATION. The parties agree that any material dispute between the parties relating to this Agreement and unresolved for a period exceeding thirty days may be submitted to a panel of two senior executives of Maxtor and Agere USA. Either party may initiate this proceeding by notifying the other party pursuant to the notice provisions of this Agreement. Within fifteen days (15) days from the date of receipt of the notice, the parties' executives shall confer (via telephone or in person) in an effort to resolve such dispute. The decision of the executives will be final and binding on the parties. In the event the executives are unable to resolve such dispute within twenty (20) days after submission to them, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by a mediator selected by the American Arbitration Association ("AAA"). The parties agree to make good faith efforts to resolve disputes by mediation within thirty (30) days. If not thus resolved such dispute shall be settled by means of arbitration as provided below. Each party's executives shall be identified by notice to the other party, and may be changed at any time by notice.

5.2      ARBITRATION.

5.2.1 Binding Arbitration. Any controversy, claim, or action, whether in law or at equity, whether in tort, contract, warranty, or otherwise, arising out of, relating to, or involving this Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement will be settled by arbitration, subject to Section 5.1, as follows:

         (i.)     Any arbitration proceeding shall be conducted under the laws of the state of New York and the Federal Arbitration Act, and pursuant to the Commercial Arbitration Rules of the American Arbitration Association insofar as such Commercial Arbitration Rules do not conflict with the provisions of this Section.

         (ii.)    Either party may initiate arbitration by giving notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought. The site for any arbitration proceeding shall be San Jose, California. Within twenty (20) days from the date of the notice ("Notice Date"), the parties shall agree on one (1) neutral arbitrator. If the parties cannot agree on one (1) neutral arbitrator within such twenty (20) day period, then each shall select one (1) party-appointed arbitrator within thirty five (35) days from the Notice Date. The two (2) party-appointed arbitrators so selected by the parties shall designate the third (3rd) arbitrator within fifty (50) days from the Notice Date. Each arbitrator shall be knowledgeable in the law and technology at issue.. No arbitrator shall have been employed or retained in any capacity or affiliated with either party during the prior two (2) years.

         (iii.)   The arbitrators shall promptly, by majority vote, make such award and determination as is appropriate and in accordance with the terms of this Agreement. The arbitrator shall not have authority to award punitive, exemplary or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. The parties will faithfully abide by and perform any award rendered by the arbitrators. Further, any such award and determination shall be final and binding upon the parties and enforceable in any court of competent jurisdiction.

5.2.2 Injunctive Relief. Notwithstanding the above, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

5.2.3 Governing Language. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy.

5.2.4 Costs and Fees. Each party shall bear its own expenses and those of the arbitrator shall be borne equally. The arbitrator, parties, their representatives and other participants shall hold the existence, content and result of the mediation and arbitration in confidence.

5.3      CHOICE OF LAW.

5.3.1 Choice of Law. This Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall be governed by and construed and construed under the substantive laws, but not the conflicts of law, of the State of New York. The parties expressly agree that this Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall not be subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

5.3.2 Compliance with Laws. Seller shall be responsible for obtaining, at Seller's cost, all necessary administrative and governmental licenses, approvals, and permits and shall generally comply with all laws and regulations for the performance of this Agreement ("Governing Laws").

5.3.3 Foreign Corrupt Practices Act. Maxtor is subject to the laws and regulations of the United States

MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

including the Foreign Corrupt Practices Act ("FCPA"). Seller shall not use any payment or other benefit derived from Maxtor to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement or with the intention of obtaining or maintaining any business related to Maxtor, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to:

         (i.)     An employee, officer or other person acting in an official capacity for any government or its instrumentalities; or

         (ii.)    Any political party, party official or candidate for political office.

Further, Seller shall maintain books, records, and systems of accounting and control adequate to insure that Seller's assets and operations are accounted for and that Seller's business is carried out according to the directions of Seller's managers.

5.3.4 Assurances and Compliance. Seller shall provide Maxtor with the assurances and official documents that Maxtor periodically may request to verify Seller's compliance with the Governing Laws or FCPA. Actions violating the Governing Laws or FCPA are material breaches of this Agreement and may result in civil or criminal penalties.

5.3.5 Government Flowdown Provisions. In no event will this Agreement be placed under a U.S. Government Contract which would subject Seller to any additional terms and conditions or liability.

5.3.6 Export Controls. Maxtor agrees that it will not knowingly export or re-export, directly or indirectly, any Product to any destination to which such export or re-export is restricted or prohibited by U.S. law, without obtaining prior authorization from the U.S. Department of Commerce.

5.4 LIMIT OF TIME TO BRING ACTION. No actions or arbitrations, regardless of form, arising out of this Agreement, may be brought by either party more than eighteen (18) months after such actions or arbitrations arose, or in the case of nonpayment, more than eighteen (18) months from the date the last payment was due.

                              ARTICLE VI -- GENERAL

6.1      TERM AND TERMINATION.

6.1.1 Term. This Agreement shall become effective on the Effective Date and shall remain in force until the Termination Date, and on and effective the Termination Date this Agreement shall terminate.

6.1.2 Renewal. The parties may agree in writing to extend this Agreement for one or more terms of one (1) year.

6.1.3 Termination for Convenience. This Agreement or any Order placed under this Agreement may be terminated in whole or in part at any time by Maxtor for its own convenience. Any such termination will not be construed as a breach. Maxtor's exclusive liability and Seller's exclusive remedy for such termination will be compensation owed to Seller (i) as set forth in Section 2.13, (ii) under the terms of any ASIC Quotation, (iii) resulting from volume pricing adjustments (true-ups) and (iv) as may otherwise be set forth in a writing signed by both parties.

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

In no event will Maxtor's liability in the aggregate exceed the total price which would have been paid under this Agreement for the work had it not been terminated. Seller's termination claim must be submitted in writing no late than 90 days from the date of receipt of termination notice.

6.1.4    Termination For Cause. This Agreement shall be terminated for cause:

         (i.)     If either party materially defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty
(30) calendar days, the Agreement will be terminated at the end of that period and such termination shall not prejudice or limit either party's remedies; or

         (ii.)    If either party violates any intellectual property,
confidentiality, or license provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party of such violation and of immediate termination and the Agreement will be terminated when such notice is given and such termination shall not prejudice or limit either party's remedies; or
         (iii.)   Upon:

                  (a.)     the institution by or against either party of
         insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts; or

                  (b.)     either party's making an assignment for the benefit
         of creditors; or

                  (c.)     either party's dissolution, this Agreement shall
terminate immediately without notice and shall be deemed to have been terminated by the party not so affected and such termination shall not prejudice or limit either party's remedies.

6.1.5    Duties Upon Termination. Upon any termination or expiration of this
Agreement:

         (i.)     all licenses made to Seller under this Agreement shall be
terminated according to their terms effective the date of the termination or expiration;

         (ii.)    the parties will return or destroy all Confidential
Information received from the other party; and

         (iii.)   neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or good will of Maxtor or Seller, or for any other reason growing out of such termination.

6.1.6 Survival. The terms of this Agreement which by their nature may survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

6.2      GENERAL.

6.2.1 Assignment. Except for either party's right to assign this Agreement to any successor- in- interest to the business of which this Agreement relates, neither party shall assign this Agreement nor any rights or obligations hereunder without the prior written consent of the other party. Any attempted assignment without the other party's consent shall be void and ineffective.

6.2.3 Consents. No consent required to be given under this Agreement shall be unreasonably withheld.

6.2.4 Counterparts. This Agreement shall be prepared in two identical and original counterparts and both of which together shall be one and the same instrument and either of which may be used for purposes of proof.

6.2.5 Cumulation of Remedies. All remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

6.2.6 Independent Parties. Persons furnished by each party shall be solely the employees or agent of such party and shall be under the sole and exclusive direction and control of the furnishing party. They shall not be considered employees of the other party for any purpose. Each party shall remain an independent contractor and

MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be solely responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as social security, unemployment, worker's compensation, liability insurance and federal and state withholding. Each party shall indemnify the other for any loss, damage, liability, claim, demand or penalty including costs, expenses, and reasonable attorneys' fees assessed against one party that may be sustained by reasons of the other party's failure to comply with the provisions of this Section. Neither party nor its employees, officers, directors, or agents shall hold itself out as the agent, employee, partner, or joint venturer of the other party, and shall make no commitment or engagement on the account of or on behalf of the other party.

6.2.7 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, civil or military authority, explosion, war, strike, embargo, act of God, nature or the public enemy, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party. In the event of any delay caused by such contingency, the delayed party may defer any performance or delivery prevented by the force majeure condition for a period equal to the time lost by reason of such delay, provided, however, that the delayed party promptly commences and reasonably and diligently pursues actions to cure or circumvent such cause. Whenever any cause delays or threatens to delay the timely performance of this Agreement, Seller shall immediately notify Maxtor of all relevant information with respect to such cause. If Seller is delayed in any performance or delivery by more than thirty (30) days, Maxtor may terminate the delayed performance or delivery or this Agreement and such termination shall not be a breach of this Agreement and shall be without penalty.

6.2.8 Governing Language. English shall be the language of this Agreement and the English language shall govern all disputes, performance and interpretations.

6.2.9 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation of this Agreement.

6.2.10. Joint Work Product. The parties further acknowledge that they have thoroughly reviewed this Agreement and bargained over its terms and that for convenience, Maxtor has written down the terms of this Agreement. Accordingly, this Agreement shall be construed without regard to the party or parties responsible for its preparation and shall be deemed to have been prepared jointly by the parties.

6.2.11 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by hand or if sent by courier with a receipt requested or by registered air mail, postage prepaid, addressed to Maxtor or to Seller, as the case may be, at the addresses first set forth above or to such other address as may be furnished for such purpose by notice duly given under this Agreement. Such notice shall be deemed to have been given when delivered by hand or two (2) days after deposit with the courier or mail service. Any party may change its address for such communications by giving such notice to the other party in conformance with this section.

6.2.12 Severance. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate any term held invalid and to be bound by the mutually agreed substitute provisions.

6.2.13 Time. Time is of the essence in all performances hereunder. The words day, month, quarter, year, and the like shall mean calendar day, month, quarter, year, and the like, unless expressly provided to the contrary.

6.2.14 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's available remedies or right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise (in any one or more instances) shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or of any remedy or as a waiver of any other condition or as a breach of any other term, covenant, representation or warranty of this Agreement.

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                            ARTICLE VII -- EXECUTION

7.1 ENTIRE AGREEMENT. The terms and conditions of this Agreement are the entire agreement between the parties and supersede all previous agreements, proposals, and understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement (except for confidentiality agreements governing the exchange of information prior to the Effective Date which shall continue to govern periods prior to the Effective Date) and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by both parties. This Agreement shall supersede all inconsistent or additional terms contained in any purchase orders, sale acknowledgments or other similar documents delivered by the parties.

7.2 EXECUTION. This Agreement shall not be effective until it has been executed by Seller and accepted by an authorized representative of Maxtor at a principal place of business.

7.3 ELECTRONIC EXECUTION. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement shall be equivalent to original documents until such time as original documents are completely executed, produced, and delivered, and in the event of the use of Transmitted Copies, each party shall use its best efforts, at its own expense, to execute, produce, and deliver original copies. "Transmitted Copies" shall mean copies which are reproduced or transmitted via photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

7.4 CAPACITY. By it's signature below, Seller represents and warrants as follows, acknowledging that each and every such representation and warranty has been materially relied upon by Maxtor in entering into this Agreement:

         (i.)     SELLER CERTIFIES BY EXECUTION THAT THE SIGNER IS AUTHORIZED TO
EXECUTE THIS AGREEMENT AND THAT ALL NECESSARY CONSENTS HAVE BEEN OBTAINED.

         (ii.)    SELLER IS, AND HAS HELD ITSELF OUT TO BE, EXPERIENCED IN
DUTIES AND UNDERTAKINGS SIMILAR TO THOSE CONTEMPLATED IN THE AGREEMENT.

         (iii.)   THE AGREEMENT IS IN THE ENGLISH LANGUAGE, AND SELLER (ITSELF
OR THROUGH ITS TRANSLATORS) UNDERSTANDS AND IS CAPABLE OF FLUENTLY READING, SPEAKING, AND COMMUNICATING IN THE ENGLISH LANGUAGE.

         (iv.)    SELLER HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THE
AGREEMENT.

         (v.)     MAXTOR HAS EXPLAINED EACH AND EVERY TERM OF THE AGREEMENT TO
THE SATISFACTION OF SELLER.

         (vi.)    SELLER HAS HAD THE OPPORTUNITY TO SEEK INDEPENDENT ADVICE AND
COUNSEL RELATED TO THE AGREEMENT.

         (vii.)   A COMPLETE AND TRUE COPY OF THE AGREEMENT, EXECUTED BY BOTH
PARTIES, HAS BEEN DELIVERED TO SELLER AND RECEIPT OF SUCH COPY IS HEREBY ACKNOWLEDGED.

In witness whereof, the parties have executed this Agreement as of the Effective Date.

MAXTOR CORPORATION                       Agere Systems Inc.

By: /s/ Michael Thompson                 By: /s/ Joseph O'Hare
   -------------------------------          -------------------------------
         (signature)                              (signature)

        Michael Thompson                         Joseph O'Hare
   -------------------------------          -------------------------------
         (print name)                             (print name)

        VP, Electronics                           VP Storage
   -------------------------------          -------------------------------
           (title)                                  (title)

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

Agere Systems Singapore Pte. Ltd.,

By: /s/ Jeff Mowla
   ------------------------------
        (signature)

        Jeff Mowla
   ------------------------------
       (print name)

     VP Singapore Mfg
   ------------------------------
         (title)

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                                    EXHIBIT A

                ADDITIONAL TERMS AND CONDITIONS FOR ASIC PRODUCTS

1. QUOTATIONS FOR ASIC PRODUCTS Seller will issue quotations ("Quotations") covering the development of application specific integrated circuits ("ASIC"). The Quotation and the Agreement, including this Exhibit A, shall be the entire agreement with respect to the design, development and production of the ASIC on behalf of Maxtor.

2. CHANGE OF QUOTATION TERMS Quoted prices, fees and charges are valid only for the parameters or other particulars relating to the ASIC as stated in the Quotation. If any changes in such parameters or particulars become necessary, including but not limited to revision or redefinition of the specification or variations in quantities, functional description, package type, or testing requirements, Seller may revise such prices by amendment to the Quotation. Other quoted fees and charges are valid only for the respective particulars stated in the Quotation. Seller may also amend the Quotation with respect to any of such quoted fees and charges to make adjustments for changes in Maxtor's requirements. Any such amendments to the Quotations shall reference the Quotations and shall be further identified by their respective dates and shall be accepted by Maxtor in writing.

3. PROTOTYPE APPROVAL Within ninety (90) days after receipt of prototypes for any ASIC covered by this Agreement, Maxtor may return any claimed non-conforming prototypes to Seller with a written rejection statement specifying the alleged failure or failures of the prototypes to meet the acceptance criteria as provided in the mask order sign off sheet or mutually agreed modifications thereof (the "Acceptance Criteria"). If Maxtor does not return the prototypes with a written rejection statement within such ninety (90) day period, then the design and prototypes shall be deemed to have been approved by Maxtor and development work shall be deemed to have been completed by Seller.

If any prototype does not meet the Acceptance Criteria and is rejected by Maxtor, Seller shall use commercially reasonable efforts to replace it with one which does comply with the Acceptance Criteria. Seller shall not, however, be obligated to replace any non-complying prototypes of which it has not been notified within ninety (90) days of shipment of same to Maxtor. If Seller, within ninety (90) days after receipt of Maxtor's timely written rejection report, is unable to supply Maxtor with conforming prototypes, then either party may by written notice to the other terminate this Agreement as to such ASIC. Provided Maxtor has fulfilled all "Design Hand-Off Requirements" as defined in the Quotation, if so terminated, unless otherwise provided in the Quotation, all monies paid by Maxtor to Seller with respect to such ASIC will be refunded in full within thirty (30) days. Such refund of monies shall be Maxtor's sole and exclusive remedy and Seller's entire liability with respect to non-conforming prototypes.

In the event that delivered prototypes comply with the Acceptance Criteria, but do not function in Maxtor's application (e.g., logic design error, change in required function, etc.), Maxtor shall pay all agreed upon NRE charges incurred for the development of the ASIC and then Maxtor and Seller may negotiate a mutually agreeable redesign schedule and price.

4. ORDERS. No orders for production units will be accepted by Seller until after Maxtor has given written sign-off of prototype acceptance, except to the extent that the parties have agreed in writing on responsibility for risk and associated liability with respect to orders placed prior to prototype acceptance. All orders for the design of the ASIC, for changes, for technical assistance, for production quantities of the ASIC or for any other service by Seller relating to this Agreement shall be in writing, shall reference the Quotation by its number and date and any current amendments thereto by their respective dates, and shall be signed by Maxtor. Seller shall acknowledge all accepted orders in writing, or shall notify Maxtor if, for any reason, an order cannot be accepted by Seller.

5. PROPRIETARY RIGHTS IN TECHNICAL INFORMATION Unless otherwise agreed in writing, Maxtor-supplied design information relating to the ASIC, as incorporated in circuit design information, test vectors, test tapes, special requirements specifications, and/or netlists, shall remain the property of Maxtor. Seller shall use such information and results exclusively for the design, manufacture and sale of the ASIC to Maxtor and in providing related production services. Seller retains all rights in Seller's processing information, mask works, mask sets, macro cells, and the like used in design, production or in filling orders placed by Maxtor hereunder. Maxtor has no rights in or to such processing information, mask works, mask sets, macro cells, and the like.

MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                                    EXHIBIT B
                           CHANGE NOTIFICATION POLICY

         A) Product Change Notification - The changes outlined below which affect the form, fit, or functionality of the Product require at least * calendar days prior written notice to Maxtor before any shipment of Product affected by the change. Maxtor agrees to make every effort to approve or disapprove the proposed changes within * working days after receipt of Product Change Notification.

         (i)      Wafer Fabrication

                  Changes in the appropriate starting material characteristics including resistivity, thickness, and backside surface finish.

                  Changes in doping material source, concentration or process technique.

                  Changes in passivation or glassivation material, dielectric doping concentration, thickness, or technique.

                  Changes in metallization including composition, thickness, or deposition technique.

                  Changes in oxidation or diffusion process including oxide composition or thickness.

                  Changes in the gate formation process, material or technique.

                  Changes in the final backside process including wafer thinning or backside metallization.

                  Technology changes that affect die structure topography (e.g. double-diffused, epitaxial, isolation).

                  Mask changes or redesigns which alter die size, bond pad geometry, active element dimensions, spacing or isolation, or which include the addition of active elements or modification to connections to active elements.

                  Changes in scribing and die separation methods.

         (ii)     Assembly

                  Changes in die attach material, method, or process temperature.

                  Changes in wire material composition.

                  Changes to package dimensions and structure.

                  Changes to seal techniques (materials or sealing process), including lid, lid seals, frame attach, and frame cleaning.

                  Changes in molding compound, molding processes, or chip overcoats.

                  Changes in lead frame design, geometry, material or coating, or lead attach method.

                  Changes in device pin assignment.

                  Change in wire bond method (ultrasonic versus thermal compression).

                  Change in code marking method or pattern.

         (iii)    Silicon Materials

                  Change in the crystal grower furnace type (manufacturer or model).


* Indicates portions redacted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.


MAXTOR/AGERE CONFIDENTIAL

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

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                  Change in the use of reclaimed silicon as charge material in the growth of crystals which have not previously used reclaim.

                  Change to less stringent chemical requirements for virgin polycrystalline silicon or elemental dopants.

                  Changes that, in the opinion of the crystal growing engineer, could alter an incompletely specified or unspecified material characteristic.

                  Change in epitaxial reactor type (manufacturer).

                  Changes in process temperatures for epitaxial layer depositions.

                  Change in the material composition of susceptors for epitaxial reactors

                  Change in primary or secondary fiducial orientation or length.

                  Change in the type of lapping abrasive or polishing slurry used.

                  Changes in the mechanical dimensions or surface characteristics of polished substrates.

                  Change in the process temperature for back seal layer deposition.

MAXTOR/AGERE CONFIDENTIAL

                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

                                    EXHIBIT D

                          FLEXIBLE DELIVERY PROVISIONS

Agere agrees * for purposes of delivering the Consigned Product (listed below) to Maxtor's contract manufacturers, * located at Singapore; * located at Penang, West Malaysia; and * located at Pattaya, Thailand (the "Designated Contractors").

Agere agrees to ship Consigned Product to the Designated Contractors per the Schedule/Forecast provided by Maxtor on a weekly basis, subject to lead-time requirements and the like. Agere shall not ship in excess of the Schedule/Forecast forecast for a particular week. Pulls for any particular week must reflect the quantity shipped for that week. Agere shall not be obligated to ship against the next week's forecast unless the quantity pulled for the current week, as reported by the Designated Contractors, equals the quantity shipped for that week.

Maxtor agrees to provide the following information on a daily basis in an electronic format (Excel) based on information fed back from their Designated Contractors.

         Daily Receipts (quantity received)
         Daily Pulls (withdraws form inventory)
         Daily Balance Inventory (quantity remaining in inventory)

Daily Pulls will be considered a release against the Blanket Purchase Order furnished by Maxtor, and Agere will invoice Maxtor for the quantity reflected in the Daily Pulls. Pull quantities must be in standard pack quantities.

The Designated Contractors must follow the FIFO with respect to inventory pulls. The Designated Contractor will employ cost effective, state-of-the-art inventory management such as cycle counting and FIFO inventory controls. The Designated Contractor and Maxtor will maintain accurate and complete records with regard to the custody and care of the Consigned Product.

The Consigned Product shall remain the property of Agere (or its affiliate or designee) until withdrawn by the Designated Contractor from Consigned Product at which time title to such Consigned Product shall pass to Maxtor. Risk of loss or damage to the Consigned Product shall pass to Maxtor at the time Agere delivers possession or control of the Consigned Product to the Designated Contractor at its facilities. Maxtor will ensure that each of the Designated Contractors provides a secure and segregated space for the Consigned Product in its facility. Maxtor shall be fully responsible for any and all damage to or loss of Consigned Product while the Consigned Product is in the Designated Contractors' care, custody and control. Such loss will be covered by Maxtor and its insurance.

As to discrepancies in quantity of Consigned Product which are discovered by Designated Contractor in the receiving process, Maxtor agrees that the following provisions shall apply and will instruct the Designated Contractors accordingly:
The Designated Contractor shall (i) complete its normal receiving process on actual quantity of Consigned Product received and (ii) within forty-eight of receipt of the Consigned Product notify Agere immediately of such discrepancy. Whenever loss or damage has occurred to the Consigned Product prior to receipt by the Designated Contractor at its facility, the Designated Contractor should mark the delivery receipt with the appropriate exceptions describing the damage before signing and request the Carrier to inspect the loss or damage and shall within thirty (30) days of receipt of the Consigned Product note the damage or loss on all copies of the delivery receipt. Each copy of the delivery receipt shall be signed by the Designated Contractor and the carrier's agent. The Designated Contractor shall request the delivering carrier to inspect damaged goods and accrue an inspection report or waiver of inspection from the carrier. The Designated Contractor shall within forty-eight hours of its receipt of the Consigned Product notify Agere of the loss or damage. Agere shall file, collect and claim revenue recovery, crediting of common carrier product loss and damage distributed (shipped) to and from Agere facilities.

As to incorrect items in shipments of Consigned Product which are discovered by Designated Contractors in the receiving process, the Designated Contractors shall immediately contact Agere for direction on disposition of incorrect item(s). Freight cost to return incorrect items to Agere will be paid by Agere. Agere shall promptly arrange for replacement shipment of correct Consigned Product.


* Indicates portions redacted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.

MAXTOR/AGERE CONFIDENTIAL

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                    MAXTOR STANDARD VOLUME PURCHASE AGREEMENT

Agere will make every commercially reasonable effort to replace lost, damaged or stolen Consigned Product to meet Maxtor's orders.

Either party upon ninety days' prior written notice to the other party may discontinue activities under this Exhibit D.

*
   List of Consigned Products:

* Indicates portions redacted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.


MAXTOR/AGERE CONFIDENTIAL

                                       22